Exhibit 99.4
February 26, 2007
Board of Directors
FNB Financial Services Corporation
1501 Highwoods Boulevard
Suite 400
Greensboro, NC 27410
          Re: Joint Proxy Statement/Prospectus and Registration Statement on Form S-4
Members of the Board:
We hereby consent to the use of our opinion letter dated February 26, 2007 to the Board of Directors of FNB Financial Services Corporation as an Appendix to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Howe Barnes Hoefer & Arnett, Inc.

/s/ John F. Schramm
John F. Schramm
First Vice President and Managing Director